Exhibit 5
December 19, 2008
Re:	Form S-8 Registration Statement (the “Registration Statement”) registering additional shares to be issued pursuant to the National City Corporation 2004 Deferred Compensation Plan (the “Plan”).
     Ladies and Gentlemen:
     I am Assistant General Counsel of National City Corporation (“National City”). Certain attorneys of the law department of National City (the “Law Department”) have acted as counsel to National City in connection with the registration of 800,000 shares of its common stock, par value $4.00 per share (“Common Stock”), as set forth in the Registration Statement that is being filed on the date hereof by National City with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. This opinion is provided pursuant to the requirements of Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.
     In connection with the foregoing, the Law Department has examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the validity of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.
     Based on the foregoing, we are of the opinion that the shares of National City Common Stock which may be issued pursuant to and upon the terms and conditions of the Plan will be, when issued, validly issued, fully paid and nonassessable.
     We hereby consent to the filing of a copy of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to National City under the caption “Interests of Named Experts and Counsel” in the registration statement on Form S-8 (No. 333-12156) filed with the Securities and Exchange Commission on December 22, 2004 and incorporated by reference in the Registration Statement.

Very truly yours,
/s/ Carlton E. Langer
Carlton E. Langer
Assistant General Counsel National City Corporation Law Department

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